Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Clarkston Financial Corporation

We consent to the incorporation by reference of our report dated March 14, 2005, of our audit of the consolidated financial statements for the years ended December 31, 2004, 2003, and 2002, which report is included in this Registration Statement on Form SB-2.

/s/ Plante & Moran, PLLC

June 6, 2005
Auburn Hills, Michigan